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REVISED ON 7/20/98

                                                                 EXHIBIT 99.265

      A/S IMPORT BIDS AND SELF-PROVIDED INTERCHANGE SCHEDULES FUNCTIONALITY

             Summary of ISO SI Template Changes and Validation Rules

The I_INTRCHNGE templates will be adapted to support A/S imports (self provided with ETC, self provided without ETC, bids with ETC and bids without ETC) by implementing the following functionality:

1.   To the I_INTRCHNGE template we will add the following fields:

     1.1  CAP_RES_PRC: Ancillary Service reservation price ($/Mw)

     1.2 RAMP_RATE: Ancillary service ramp rate (MW/min). (This field will be added in the future and will not be included in the July delivery.)

     1.3 SYNC_TIME: Ancillary service time to synchronize (min). This field will be added in the future and will not be included in the July delivery

2. Present I_INTRCHNGE fields will be used as follows to provide functionality for A/S schedules and bids:

     2.1  ENGY_TYPE = FIRM/NFRM/WHEEL/DYN/CSPN/CNSPN/CRPLC. Where
          FIRM/NFRM/WHEEL/DYN is used for energy type and CSPN/CNSPN/CRPLC is used for ancillary service imports/exports. Regulation from external areas is not supported. Export BIDS and self-provided exports without ETC will not be supported.

2.2 HRLY_MW = MW energy schedule or MW capacity offer for A/S (Negative for import and positive for export).

     (internal to ISO SI database, not a template field) (internal to ISO SI database, not a template field)2.5 CONTRACT_REF = Reference to existing transmission contract for energy schedule or capacity for A/S.

     2.6 CNGS_MGT_FLG = Identifies adjustment bid is provided for the energy schedule for congestion management (if YES there is an adjustment bid, if NO there is no adjustment bid). Identifies whether A/S bid or self-provided schedule (if SELF is self provision, if BID is a bid). The corresponding price curve in ADJ_BID is assumed to be the energy price curve for A/S.

     2.7  PRIOR_TYPE = Only used for energy schedules

     2.8 MW1,..MW11, PR1,..,PR11 (in (MW,PR) pairs) are used to specify the energy adjustment bid curve for energy schedules or the energy price curve for A/S schedules. The curve will be validated. This curve should be monotonically increasing for imports and monotonically decreasing for exports. The energy price curve is considered relative to the energy schedule if any.

     2.9 Besides the above mentioned keys the following keys will be used in the same way: SC_ID,TIE_POINT, INTERCHG_ID along with ENGY_TYPE.

3.   For outgoing templates ADJ_I_INTRCHNGE and FIN_I_INTRCHNGE:

     3.1 CNGS_MGT_ADJ = Will indicate if either the hourly MW amount has been changed or if the contract id was valid. The values will be "NO" ([both] amount was accepted and contract [were] was valid or no contract submitted by SC), "CNT" (amount accepted but contract was invalid), "MW"(valid contract but amount modified),"YES"(modified amount and [invalid] contract was accepted or no contract submitted by the SC). Energy entries will have either NO, [CNT], MW or YES. A/S entries will have NO, YES or MW only since no A/S imports with invalid contracts references will be accepted. NOTE: For A/S bids, if HRLY_MW = 0, then CNGS_MGT_ADJ flag has no meaning since the bid was not accepted.

7/08/98
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REVISED ON 7/20/98

4.   Validation rules for SI:

     4.1. The CONTRACT_REF will be validated as in the case of energy Interchanges.

     4.2. The A/S price cost-curve will be validated. The HRLY_MW for ancillary import will have negative sign. The price curve validation rule is similar to that of spinning/non-spinning/replacement generation reserve price-curve except HRLY_MW will be considered with an absolute value.

     4.3 The MW schedule will be validated against the ramp rate and the time to synchronize. However, no validation will be done for the ramp rate itself since the resource may come from many units in the external areas. (This validation will be included along with the synch_time and ramp_rate fields in a later release).

     4.4 CNGS_MGT_FLG will be validated with ENGY_TYPE to ensure non-conflicting data.

7/08/98